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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                               SEPTEMBER 30, 2005


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

                 0-13368                             37-1103704
        (Commission File Number)           (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
                         (Registrant's Telephone Number,
                              including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on November 8, 2005, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of September 30, 2005.



Item 9.01.   Financial Statements and Exhibits

(a)  None required
(b)  None required
(c)  None required
(d)  Exhibits

Exhibit 99 - Quarterly shareholder report as of and for the period ending September 30, 2005

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MID-ILLINOIS BANCSHARES, INC.



Dated: November 7, 2005             /s/  William S. Rowland

                                    William S. Rowland
                                    President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number       Description
--------------------------------------------------------------------------------
 99          Quarterly shareholder report issued November 7, 2005

                                                                      Exhibit 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]

The financial performance of First Mid-Illinois Bancshares, Inc. was good during the first nine months of 2005 with diluted earnings per share increasing to $1.59 compared to $1.56 per share during the same period in 2004. Net income increased to $7,242,000 for the first nine months of 2005 compared to $7,181,000 for the first nine months of 2004.

One factor in the earnings growth was greater non-interest income. Non-interest income increased to $9,381,000 for the first nine months of 2005 compared to $8,717,000 for the same period in 2004. Increased residential mortgage originations and greater refinance activity as a result of lower long-term interest rates led to mortgage banking revenues increasing by $221,000 for the first nine months of 2005. Also, we sold securities that resulted in gains of $223,000 greater than last year as market opportunities factored in the decisions to sell. As a result of new business underwritten through The Checkley Agency, Inc., insurance commissions were $152,000 greater for the first nine months of 2005 than for the first nine months of 2004.

Net interest income also increased in 2005 to $21,546,000 compared to $21,187,000 for the first nine months of 2004 as we have continued to grow loans and deposits. Loan balances have increased during the year from $598 million on December 31, 2004 to $632 million on September 30, 2005. Deposit balances also increased from $650 million at year-end to $668 million on September 30, 2005. Loan balances have increased due to growth in commercial real estate loans, while deposits have increased as a result of growth in CDs and checking account balances. The balance sheet growth has more than compensated for the decline in margin. The Company's year-to-date net interest margin is 3.69% compared with 3.78% for the first nine months of last year. Short-term interest rates have increased, leading to greater funding costs.

Our provision for loan losses amounted to $550,000 for the first nine months of 2005 compared to $437,000 for the same period in 2004. Net charge-offs were $497,000 for the first nine months of 2005 compared to $303,000 for the same period last year. Total non-performing assets were $3.8 million on September 30, 2005 compared with $4.0 million on December 31, 2004.

Non-interest expenses increased to $19.2 million for the first nine months of 2005 compared to $18.7 million for the same period in 2004 as a result of increased costs incurred with the addition to staff in opening the new Highland banking facility and greater professional fees.

During the quarter, The Checkley Agency, Inc. completed the move of its office location to the corner of Route 16 and Lerna Road. The expansion in office space will serve us well as we continue to grow this line of business.

Also, we continued to add new products and services for our customers with the addition of remote deposit. Remote deposit is a check processing tool that allows business customers to make deposits electronically without having to physically take the deposit to the bank. A desktop scanner and PC-based software are used by the business to complete deposit transactions. In this era of high transportation costs and with many businesses having tremendous demands on their time, this service will be of great benefit to customers and is available through our business banking services area.

In addition, beginning in 1998, First Mid adopted an ongoing share repurchase program to ensure that shareholders have adequate investment liquidity. This program has been successful in enhancing shareholder value. During the third quarter of 2005, the Board of Directors approved the repurchase of $5 million of additional shares of the Company's common stock in open market and privately-negotiated transactions. Any shareholder who would like to sell their stock should contact Christie L. Wright, Vice-President of Shareholder Services at (217) 258-0493.

We continue to work diligently to provide financial solutions for our customers. Thank you for your continued support of First Mid-Illinois Bancshares, Inc.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

November 7, 2005


                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454
                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)          Sep 30,        Dec 31,
--------------------------------------------------------------------------------
                                                            2005           2004
Assets
Cash and due from banks                                  $16,895        $19,119
Federal funds sold and other interest-bearing deposits     5,192          4,435
Investment securities:
 Available-for-sale, at fair value                       150,212        168,821
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,467 and $1,598 at September 30, 2005
  and December 31, 2004, respectively)                     1,432          1,552
Loans                                                    631,840        597,508
Less allowance for loan losses                            (4,674)        (4,621)
--------------------------------------------------------------------------------
  Net loans                                              627,166        592,887
Premises and equipment, net                               15,182         15,227
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     2,916          3,346
Other assets                                              12,857         12,117
--------------------------------------------------------------------------------
  Total assets                                          $840,886       $826,538
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $94,699        $85,524
  Interest bearing                                       573,050        564,716
--------------------------------------------------------------------------------
    Total deposits                                       667,749        650,240
Repurchase agreements with customers                      52,164         59,835
Junior subordinated debentures                            10,310         10,310
Other borrowings                                          33,000         29,900
Other liabilities                                          5,688          7,189
--------------------------------------------------------------------------------
  Total liabilities                                      768,911        757,474
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,631,181 shares
   in 2005 and 5,578,897 shares in 2004)                  22,525         22,316
Additional paid-in capital                                19,355         17,845
Retained earnings                                         59,445         53,113
Deferred compensation                                      2,401          2,260
Accumulated other comprehensive income                      (122)           623
Treasury stock at cost, 1,227,906 shares in
   2005 and 1,121,546 shares in 2004                     (31,629)       (27,093)
--------------------------------------------------------------------------------
  Total stockholders' equity                              71,975         69,064
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $840,886       $826,538
================================================================================
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the nine months ended September 30,                         2005       2004
Interest income:
Interest and fees on loans                                   $27,894    $24,941
Interest on investment securities                              4,618      4,574
Interest on federal funds sold and other                         218         72
--------------------------------------------------------------------------------
    Total interest income                                     32,730     29,587
Interest expense:
Interest on deposits                                           8,318      6,634
Interest on repurchase agreements with customers                 997        245
Interest on subordinated debt                                    461        255
Interest on other borrowings                                   1,408      1,266
--------------------------------------------------------------------------------
    Total interest expense                                    11,184      8,400
--------------------------------------------------------------------------------
Net interest income                                           21,546     21,187
Provision for loan losses                                        550        437
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           20,996     20,750
Non-interest income:
Trust revenues                                                 1,756      1,676
Brokerage commissions                                            284        298
Insurance commissions                                          1,264      1,112
Service charges                                                3,420      3,572
Securities gains, net                                            315         92
Mortgage banking revenues                                        605        384
Other                                                          1,737      1,583
--------------------------------------------------------------------------------
  Total non-interest income                                    9,381      8,717
Non-interest expense:
Salaries and employee benefits                                10,223     10,087
Net occupancy and equipment expense                            3,199      3,237
Amortization of intangible assets                                430        472
Other                                                          5,341      4,860
--------------------------------------------------------------------------------
  Total non-interest expense                                  19,193     18,656
--------------------------------------------------------------------------------
Income before income taxes                                    11,184     10,811
Income taxes                                                   3,942      3,630
--------------------------------------------------------------------------------
Net income                                                    $7,242     $7,181
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the nine months ended September 30,                         2005       2004
Basic earnings per share                                       $1.63      $1.59
Diluted earnings per share                                     $1.59      $1.56
Book value per share at September 30                          $16.35     $15.39
Market price of stock at September 30                         $41.00     $36.50

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the year ended September 30,                                2005       2004
Balance at beginning of period                               $69,154    $70,595
Net income                                                     7,242      7,181
Dividends on stock                                            (1,056)      (949)
Issuance of stock                                              1,544      1,775
Purchase of treasury stock                                    (4,304)    (9,479)
Deferred compensation adjustment                                 140         92
Changes in accumulated other comprehensive
   income (loss)                                                (745)      (489)
--------------------------------------------------------------------------------
Balance at end of period                                     $71,975    $68,726
================================================================================